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                                                                   EXHIBIT 23.2


                          CONSENT OF CESARI & MCKENNA


                                                          March 26, 1999

Aware, Inc.
40 Middlesex Turnpike
Bedford, Massachusetts 01730

Ladies and Gentlemen:

         We are familiar with the Annual Report on Form 10-K of Aware, Inc., a Massachusetts corporation (the "Company"), with respect to its fiscal year ended December 31, 1998. We hereby consent to the reference to our firm in the Company's Annual Report on Form 10-K and to the incorporation by reference of that reference into the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission (registration no. 333-15805).

                                    Very truly yours,

                                    Cesari & McKenna

                                    By: /s/ Martin J. O'Donnell